POGO PRODUCING COMPANY AND SUBSIDIARIES

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Pogo Producing Company (the “Company”) on Form 10-Q for the period ending June 30, 2003 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, James P. Ulm II, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James P. Ulm II
James P. Ulm II Senior Vice President and Chief Financial Officer August 11, 2003